UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
J.Jill, Inc.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

4 Batterymarch Park

Quincy Massachusetts, 02169

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2026

To the Stockholders of J.Jill, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of J.Jill, Inc. (the “Company,” “J.Jill” or “we”) is to be held on Wednesday, June 3, 2026 at 8:30 AM Eastern, to be held online at https://edge.media-server.com/mmc/p/fcm59jfz (the “Annual Meeting”). The Annual Meeting is called for the following purposes:

1. To elect two directors to our Board of Directors (the “Board of Directors”) to serve as Class III directors for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2029, until each such director’s successor has been duly elected and qualified;

2. To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the current fiscal year ending January 30, 2027; and

3. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

If you were a stockholder of record of J.Jill, Inc. common stock as of the close of business on April 6, 2026, you are entitled to receive this Notice and vote at the Annual Meeting and any adjournments or postponements thereof, provided that our Board of Directors may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A list of the stockholders entitled to vote at the Annual Meeting may be examined at our principal executive offices in Quincy, Massachusetts during ordinary business hours or on a reasonably accessible electronic network as provided by applicable law in the 10-day period preceding the meeting for any purposes related to the meeting.

We are pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2025 Annual Report to Stockholders (including our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 (“Fiscal Year 2025”)) to our stockholders via the Internet. On or about April 23, 2026, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2025 Annual Report to Stockholders and how to vote. We believe that posting these proxy materials on the Internet enables us to provide our stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials.

You are cordially invited to attend the Annual Meeting, which will be conducted in a virtual-only format via a live audio webcast. We believe that this virtual format facilitates stockholder attendance, provides all stockholders a consistent experience, and allows for participation regardless of location. In order to be admitted to the virtual meeting website, you will need to use the 11-digit control number that accompanies your proxy materials and type the password “jjill2026” to log in to the meeting. The Annual Meeting will begin promptly at 8:30 AM Eastern on Wednesday, June 3, 2026. Online access to the audio webcast will be open one hour prior to the start of the meeting. We encourage you to access the meeting at least 15 minutes prior to the start time

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(at 8:15 AM Eastern) allowing ample time to log in to the meeting webcast and test your computer audio system. If you encounter any difficulty accessing the Annual Meeting, please visit https://edge.media-server.com/mmc/p/fcm59jfz for assistance.

Whether or not you expect to attend virtually, our Board of Directors respectfully requests that you vote your shares of common stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors of J.Jill, Inc.,

Michael Rahamim

Chair, Board of Directors

Quincy, Massachusetts

Dated: April 10, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, JUNE 3, 2026 VIA AUDIO WEBCAST ONLY: J.Jill, Inc.’s Proxy Statement and Annual Report on Form 10-K for Fiscal Year 2025 are also available at www.astproxyportal.com/ast/JJill.

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J.JILL, INC.

Proxy Statement

for the

Annual Meeting of Stockholders

To Be Held June 3, 2026

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J.JILL, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 3, 2026

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished to our stockholders in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, June 3, 2026 at 8:30 AM Eastern online at https://edge.media-server.com/mmc/p/fcm59jfz. Only stockholders of record at the close of business on April 6, 2026 are entitled to notice of and to vote at our Annual Meeting.

The Annual Meeting will be conducted in a virtual-only format via live audio webcast. Stockholders who attend the Annual Meeting will have an opportunity to vote and to submit written questions electronically at the Annual Meeting. Stockholders can attend the Annual Meeting by visiting https://edge.media-server.com/mmc/p/fcm59jfz. In order to be admitted to the virtual meeting website, you will need to use the unique 11-digit control number previously provided with your proxy materials and type the password “jjill2026” to log in to the meeting. The Annual Meeting will begin promptly at 8:30 AM Eastern. We encourage you to access the meeting 15 minutes prior to the start time, allowing ample time to log in to the meeting webcast and test your computer audio system. If you encounter any difficulty accessing the Annual Meeting, please visit https://edge.media-server.com/mmc/p/fcm59jfz for assistance.

In accordance with the rules of the SEC, we are furnishing proxy materials, including the Notice, this Proxy Statement, our 2025 Annual Report to Stockholders, including financial statements, and a Proxy Card for the Annual Meeting, by providing access to them on the Internet. These materials are available on the Internet on or about April 23, 2026. On or about April 23, 2026, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of April 6, 2026, the record date for the Annual Meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.

Each of our stockholders is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the Annual Meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the Annual Meeting.

We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, email, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING

Q: Why am I receiving these proxy materials?

A: We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting. This Proxy Statement includes information that we are required to provide under SEC rules and is designed to assist you in voting your shares.

Proxies in proper form received by us at or before the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on their Proxy Card. If a Proxy Card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of our Board of Directors set forth in this Proxy Statement, and, in their discretion, upon such other business as may properly come before the Annual Meeting. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock, par value $0.01 per share, cannot be voted at the Annual Meeting unless the holder attends the Annual Meeting or is represented by proxy.

Q: Who may vote at the Annual Meeting?

A: Our Board of Directors set April 6, 2026 as the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on April 6, 2026, you may attend and vote at the Annual Meeting. On all matters to be voted on, each stockholder is entitled to one vote for each share of common stock held by such stockholder. As of April 6, 2026, there were 14,906,245 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q: How do I attend the Annual Meeting?

A: The Annual Meeting will begin promptly at 8:30 AM Eastern on Wednesday, June 3, 2026. Online check-in will begin one hour prior to the start of the Annual Meeting to allow ample time to log in to the meeting webcast and test your computer audio system.

You may attend the Annual meeting and vote your shares by visiting https://edge.media-server.com/mmc/p/fcm59jfz. In order to be admitted to the virtual meeting website, you will need to use the unique 11-digit control number previously provided with proxy materials and type the password “jjill2026” to log in to the meeting. If you encounter any difficulty accessing the Annual Meeting, please visit https://edge.media-server.com/mmc/p/fcm59jfz for assistance.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC), you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote electronically at the Annual Meeting.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability of Proxy Materials.

Q: What is the quorum requirement for the Annual Meeting?

A: Holders of a majority of the voting power of all of our outstanding shares of our common stock entitled to vote at the meeting must be present in person (virtually) or represented by proxy at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:

•	Are present virtually and entitled to vote electronically at the Annual Meeting; or

•	Properly submitted a Proxy Card or Voter Instruction Card.

If you are attending the Annual Meeting or represented by proxy, but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote for purposes of certifying a quorum. Each of the proposals listed in this Proxy Statement identifies the votes needed to approve the proposed action.

Q: What proposals will be voted on at the Annual Meeting?

A: The two proposals to be voted on at the Annual Meeting are as follows:

1. To elect two directors to our Board of Directors to serve as Class III directors for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2029, until each such director’s successor has been duly elected and qualified; and

2. To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the current fiscal year ending January 30, 2027.

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy named in your Proxy Card or Voter Instruction Card will vote the shares it represents using its best judgment.

Q: What is the vote required for each proposal and what are my voting choices?

A: With respect to Proposal 1, the election of directors, you may vote FOR, FOR ALL EXCEPT or WITHHOLD. A plurality of the votes cast is required to be elected as a director. A “plurality of the votes cast” means that the two director nominees that receive the most number of votes cast “FOR” will be elected. If you WITHHOLD from voting on Proposal 1, the withheld vote will have no effect on the outcome of the vote (only because the outcome is determined by the number of affirmative votes for each director).

With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN, and the vote required is the affirmative vote of a majority of the voting power of shares of stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. If you ABSTAIN from voting on Proposal 2, the abstention will have the same effect as an AGAINST vote.

Q: How does our Board of Directors recommend that I vote?

A: Our Board of Directors recommends that you vote:

1. FOR the election of the director nominees named in this Proxy Statement; and

2. FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the current fiscal year ending January 30, 2027.

Q: What is the effect of a broker non-vote?

A: Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner only have the discretion to vote on “routine” proposals if they have not received voting instructions from the beneficial owner prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive instructions from the beneficial owner regarding how to vote on a proposal that is not “routine” and therefore does not have the discretion to direct the voting of the shares on such proposal. Broker non-votes are counted for purposes of calculating whether a quorum is present virtually at the Annual Meeting for all proposals. Proposal 2 is the only “routine” matter being presented at the Annual Meeting, and therefore brokers or other nominees may exercise discretion to vote on Proposal 2 in the absence of voting instruction from the beneficial owner. However, Proposal 1 is not a “routine” matter. As a result, broker non-votes will not be counted for purposes of determining the number of votes cast with respect to Proposal 1, and, therefore, will not affect the outcome of the vote on this proposal at the Annual Meeting.

Q: Can I access these proxy materials on the Internet?

A: Yes. The Notice of Annual Meeting, Proxy Statement, and 2025 Annual Report to Stockholders (including the Annual Report on Form 10-K for Fiscal Year 2025) will be available for viewing, printing, and downloading at www.astproxyportal.com/ast/JJill. They are also available under the Financial Information-SEC Filings section of our Investor Relations website at https://investors.jjill.com/ and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on www.astproxyportal.com/ast/JJill at least until the conclusion of the Annual Meeting.

Q: How may I vote my shares electronically at the Annual Meeting?

A: If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote electronically at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares electronically at the Annual Meeting unless you obtain a “legal proxy” from the broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Please contact your broker, nominee or trustee if you wish to obtain such a “legal proxy.”

Q: How can I vote my shares without attending the Annual Meeting?

A: If your shares are held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy without attending the Annual Meeting in any one of the following ways:

•	Via the Internet by following the instructions provided in the Notice of Internet Availability; or

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By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request using the mailing instructions provided.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

The Internet voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet must be completed by 11:59 PM Eastern on June 2, 2026. Of course, as described in the immediately preceding question and answer, you can always virtually attend the Annual Meeting and vote your shares electronically. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.

Q: How can I change my vote after submitting it?

A: If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Annual Meeting by:

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Filing a written notice of revocation bearing a later date than the proxy with our Secretary and General Counsel at 4 Batterymarch Park, Quincy, Massachusetts 02169 at or before the taking of the vote at the Annual Meeting;

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Duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary and General Counsel at 4 Batterymarch Park, Quincy, Massachusetts 02169 at or before the taking of the vote at the Annual Meeting;

•	Attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy); or

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If you voted via the Internet, voting again by the same means prior to 11:59 PM Eastern on June 2, 2026 (your latest Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote electronically at the Annual Meeting if you obtain a legal proxy from them.

Q: How can I submit questions in the Annual Meeting?

A: You are encouraged to submit your questions during the Annual Meeting at https://edge.media-server.com/mmc/p/fcm59jfz, by using your unique 11-digit control number previously provided with your proxy materials and typing the password “jjill2026” to log in.

We reserve the right to exclude questions regarding topics that are not pertinent to Annual Meeting matters or Company business. If we receive substantially similar questions, we may group questions together and provide a single response to avoid repetition. We may decide in our sole discretion whether to address a question during the Annual Meeting or to address a question at a later date, either directly with the party asking the question or on our Investor Relations webpage. If you encounter any difficulty submitting your questions or accessing the Annual Meeting, please visit https://edge.media-server.com/mmc/p/fcm59jfz for assistance.

Q: Is TowerBrook entitled to designate any director nominees for election to our Board of Directors?

A: Under the Stockholders Agreement, dated as of March 14, 2017 (the “Stockholders Agreement”), TI IV JJill Holdings, LP (“TI IV”), an affiliate of TowerBrook Capital Partners L.P. (“TowerBrook”), has the right to appoint (i) a majority of our Board of Directors so long as it beneficially owns more than 50% of our common stock, (ii) a pro rata share of the members of our Board of Directors, rounded up to the nearest whole number, for so long as it beneficially owns less than 50% but more than 10% of our common stock and (ii) at least one director as long as it beneficially owns less than 10% but more than 5% of our stock. TowerBrook’s ownership percentage of our common stock was 49.2% as of April 6, 2026.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will publish the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q: For how long can I access the proxy materials on the Internet?

A: The Notice of Annual Meeting, Proxy Statement, 2025 Annual Report to Stockholders, and Annual Report on Form 10-K for Fiscal Year 2025 will remain posted at www.astproxyportal.com/ast/JJill until the conclusion of the Annual Meeting, and also are and will remain available, free of charge, in PDF and HTML format under the Financial Information-SEC Filings section of our Investor Relations website at https://investors.jjill.com/.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors, with no vacancies. The terms of the Class III directors, Andrew Rolfe, Michael Rahamim and Mary Ellen Coyne, expire at the Annual Meeting. Mr. Rolfe is retiring from the Board of Directors effective as of the Annual Meeting and is therefore not standing for re-election. Due to Mr. Rolfe’s retirement, the size of the Board will be reduced from eight directors to seven directors, effective as of the Annual Meeting.

Our Board of Directors has nominated Michael Rahamim and Mary Ellen Coyne to serve as Class III directors for a term expiring at the 2029 Annual Meeting of Stockholders (the “Nominees”), in each case until their respective successors have been duly elected and qualified. The persons named as proxies will vote to elect the Nominees as Class III directors, unless a stockholder indicates that his or her shares should be withheld with respect to the nominee.

In the event that any of the Nominees become unavailable or decline to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the Board of Directors to fill the vacancy.

If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of the directors. Therefore, it is important that you vote.

In connection with our initial public offering in March 2017 (our “IPO”), we entered into the Stockholders Agreement with TI IV, an affiliate of TowerBrook, which provides that TI IV has the right to appoint (i) a majority of our Board of Directors so long as it beneficially owns more than 50% of our common stock, (ii) a pro rata share of the members of our Board of Directors, rounded up to nearest whole number, for so long as it beneficially owns less than 50% but more than 10% of our common stock and (ii) at least one director as long as it beneficially owns less than 10% but more than 5% of our stock. TowerBrook’s ownership percentage of our common stock was 49.2% as of April 6, 2026.

Our Board of Directors recommends that you vote FOR the Nominees for our Board of Directors in this Proposal 1.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our directors and executive officers as of the date of this Proxy Statement. There is no family relationship between any director or executive officer of the Company. The business address for the Nominees for matters regarding the Company is 4 Batterymarch Park, Quincy, Massachusetts 02169.

Name	Age	Position(s) with J.Jill, Inc.	Director Since
Mary Ellen Coyne	59	Chief Executive Officer, President and Director	May 2025
Mark Webb	54	Executive Vice President, Chief Financial Officer and Chief Operating Officer	N/A
Courtney O’Connor	45	Senior Vice President, Chief Merchandising Officer	N/A
Maria Martinez	58	Senior Vice President, Chief Human Resources Officer	N/A
Elliot Staples	56	Senior Vice President, Creative Director	N/A

Current Directors
Michael Rahamim	73	Chairman of the Board of Directors	February 2017
Mary Ellen Coyne	59	Director	May 2025
Courtnee Chun	51	Director	September 2024
Michael Eck	63	Director	February 2017
Shelley Milano	69	Director	June 2019
Jyothi Rao	57	Director	July 2021
Michael Recht	46	Director	February 2017

Retiring Director
Andrew Rolfe	59	Director	February 2017

Set forth below is a brief biography of each of our Nominees, directors and executive officers.

Directors

Nominees

The terms of the following Class III directors will expire at the Annual Meeting. Michael Rahamim and Mary Ellen Coyne are the Nominees for election at the Annual Meeting, for terms that will expire at the 2029 Annual Meeting of Stockholders and until each of their successors have been duly elected and qualified.

Michael Rahamim has served as Chairman of the Board of Directors of J.Jill since our conversion to a corporation in February 2017 and served as Chairman of the Board of Directors of our former parent company since May 2015. From January 2011 through January 2014, Mr. Rahamim served as the Executive Chairman of Phase Eight (Fashion & Designs) Limited (“Phase Eight”), a portfolio company of TowerBrook, our principal stockholder, and remained Chairman of the Board until January 2015, when Phase Eight was sold. Mr. Rahamim has over 20 years of experience in the fashion retail industry. In 1992, Mr. Rahamim developed the UK franchise of Kookai S.A., a French high fashion business, and introduced the Sandro and Maje French high fashion brands to the UK. Mr. Rahamim has previously worked in soft commodities and financial futures and was one of the founding seat holders on the London International Financial Futures Exchange. He qualified as a Chartered Accountant in 1977. Mr. Rahamim has served as a director of Whistles Limited from March 2009 until April 2016 and Kaporal Jeans from June 2014 until 2025. He is also a member of the Senior Advisory Board of TowerBrook. Mr. Rahamim was selected to serve on our Board of Directors because of his extensive understanding of the international fashion retail industry through his experience in leadership positions and his investments with other retailers.

Mary Ellen Coyne was appointed on February 27, 2025 to serve as the Company’s Chief Executive Officer and President. Ms. Coyne, age 59, previously served as the Chief Executive Officer of J.McLaughlin from July 2016 until April 2025. Ms. Coyne spent fifteen years at Ralph Lauren, having most recently served as the Chief Merchandising Officer of the POLO Women’s and Children’s divisions. Prior to her role at Ralph Lauren, she held merchandising positions at Victoria’s Secret, The Gap and Ann Taylor and began her career in the Macy’s Training Program. Ms. Coyne earned a bachelor’s degree in business administration from Loyola University in Maryland. Her appointment as Chief Executive Officer and President was effective as of May 1, 2025.

Class I Directors

The term of the following Class I directors will expire at the 2027 Annual Meeting of Stockholders.

Jyothi Rao has served as a director of J.Jill since July 2021. Ms. Rao was most recently the Chief Executive Officer and President of INTERMIX, an omni-channel boutique retailer, curating a mix of established and emerging designer brands. Prior to joining INTERMIX in 2014, Ms. Rao served as Executive Vice President and General Manager of Gilt.com where she was instrumental in growing the business into a leading digital fashion site. Before Gilt, Ms. Rao served as Senior Vice President and General Manager at Calvin Klein, where she launched the Specialty Retail division. Previously, Ms. Rao spent 16 years at The Gap Inc., where she held several leadership and merchandising positions. Ms. Rao has served on the board of Careismatic Brands since 2024. Since 2020, Ms. Rao has served as a Board Advisor for Bubble Beauty, a leading Gen Z skincare brand, as well as Contentsquare, an e-commerce customer experience data analytics technology company. Ms. Rao is also a Board Member of SALUTE, a non-profit focused on promoting South Asian women leaders. Ms. Rao received her B.B.A. in Marketing from the University of Texas at Austin. Ms. Rao was selected to serve on our Board of Directors because of her experience in the retail industry with expertise in the U.S. women’s customer segment, brand-building, merchandising and digital.

Courtnee Chun has served as a director of J.Jill since September of 2024. Ms. Chun was with Liberty Media Corporation for 16 years where she served as Senior Advisor, Chief Portfolio Officer and SVP Investor Relations for Liberty Media Corporation, Qurate Retail, Inc., Liberty TripAdvisor Holdings, Inc., Liberty Broadband Corporation, and GCI Liberty. Prior to that, Ms. Chun served as VP Opportunity Development at Level 3, Chief Financial Officer at New Global Telecom, and prior to these roles, received extensive transaction experience through corporate development work at FirstWorld Communications and investment banking at J.P. Morgan. Ms. Chun currently serves on the board of Central Garden & Pet Company where she is a member of the Audit Committee and Investment Committee. She formerly served on the boards of HSN, Inc., Expedia Group, Inc., and LendingTree, Inc. Ms. Chun co-founded the Women’s eCommerce Network (WeCN) to unite female leaders in eCommerce and provide mentorship and practical guidance for promising female entrepreneurs. Ms. Chun was selected to serve on our board of directors because of her experience in investor relations and strategy.

Class II Directors

The term of the following Class II directors will expire at the 2028 Annual Meeting of Stockholders.

Michael Eck has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on our Board of Directors of our former parent company since November 2016. Mr. Eck was the Global Head of the Consumer and Retail Investment Banking Group at Morgan Stanley from 2008 until his retirement in 2014. Prior to that, Mr. Eck worked at Citigroup from 1993 to 2008, where he was the Global Head of the Consumer and Retail Banking Group, and at Credit Suisse First Boston from 1987 to 1993. In January 2015, Mr. Eck joined M. Klein and Company, a global strategic advisory firm, as a Senior Advisor. From December 1, 2017 to December 31, 2018, Mr. Eck served as the Interim Chief Executive Officer of The Johnson

Controls Hall of Fame Village, a company developing a multi-use destination attraction and media platform in association with the Pro Football Hall of Fame. From February 2020 to October 2020, Mr. Eck was a member of the Board of Directors of Churchill Capital Corp III, a Special Purpose Acquisition Company listed on the NYSE under the symbol “CCXX.” From 2015 to April 2018 he served as an independent Board member and Chairman of the Audit Committee of Blue Buffalo Pet Products, Inc., a publicly-held leading natural pet food company, until Blue Buffalo Pet Products, Inc. was acquired by General Mills Inc. in April 2018. Mr. Eck is also the co-founder and board member of Steer for Student Athletes. In addition, he previously served as a Board member of USA Ultimate and as a member of the Senior Advisory Board of Shopkick. Mr. Eck received his Masters in Management from Northwestern University and his B.S. in Business from the McIntire School of Commerce at the University of Virginia. He was selected to serve on our Board of Directors because of his extensive knowledge of corporate strategy, corporate financing and accounting, capital investment and operations and the consumer sector.

Shelley Milano has served as a director of J.Jill since June 2020. From 2015 to 2020, Ms. Milano was with L Brands, owner of the Victoria’s Secret, PINK and Bath & Body Works brands, where the most recent role she held prior to her departure was Executive Vice President and Chief Human Resources Officer. In this role, she was responsible for advancing enterprise talent and development initiatives to enable growth of the business and L Brands associates. Prior to being named Chief Human Resources Officer, she served as the company’s Senior Vice President and General Counsel for three years. Before joining L Brands in 2015, Ms. Milano was Senior Vice President, General Counsel and Secretary at Eddie Bauer, Inc.; Executive Vice President and General Counsel at Starbucks Corporation; and Vice President and General Counsel at Honda of America Mfg., Inc. Ms. Milano has served as a director of Urban Hardwoods and Bartell Drugs. She received her J.D. degree from Berkeley Law and her B.A. degree in Accountancy from Adrian College. Ms. Milano was selected to serve on our Board of Directors because of her expertise in the areas of Human Resources, her legal knowledge and her prior experience in the retail industry.

Michael Recht has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on our Board of Directors of our former parent company since May 2015. Mr. Recht is a Managing Director at TowerBrook, our principal stockholder, where he leads the firm’s consumer efforts in North America and has worked since 2013. Prior to joining TowerBrook, he was a member of the consumer investing teams at Apax Partners and Thoma Bravo, where he was actively involved across several investments including Cole Haan and Excelligence Learning Corporation. Prior to that, Mr. Recht was a member of the Technology & Defense teams at CIBC World Markets. He currently serves on the boards of Amylu Foods, Ignite Fitness Holdings, Stonebridge Companies and Demakes Enterprises. He also serves on the Board of Minds Matter, a non-profit mentoring organization. He formerly served on the Board of Directors of KeHe Distributors Holdings, LLC, Kevin’s Natural Foods and Wilton Brands. He received his M.B.A. from the Kellogg School of Management at Northwestern University and his B.A. from Williams College. With more than 20 years’ experience in consumer investing, he was selected to serve on our Board of Directors because of his broad financial knowledge, particularly in the retail and consumer products industries.

Retiring Director

Mr. Rolfe is retiring from the Board of Directors effective as of the Annual Meeting and is therefore not standing for re-election. We extend our deepest gratitude to Mr. Rolfe for his service to our Board and stockholders.

Andrew Rolfe has served as a director of J.Jill since our conversion to a corporation in February 2017 and served on the Board of Directors of our former parent company since May 2015. From January 2006 until January 2024, Mr. Rolfe held various positions with TowerBrook including serving as Vice Chair, Managing Director and the Head of Private Equity, USA, Chairman of the Portfolio Committee, and a member of the Investment and Management Committees. Prior to joining TowerBrook, Mr. Rolfe served as President of The Gap Inc.’s International Division from November 2003 until February 2006, where he also served as a member of the Executive Leadership Team. Mr. Rolfe has also held roles as the Chairman and Chief Executive Officer of Pret A Manger (Europe) Ltd and the Chief Executive Officer of Booker Foodservice. He previously served as a director of True Religion Apparel, Inc., Wilton Industries Inc, Jimmy Choo Inc, Kaporal Jeans Inc, Beverages & More, Inc, Azzurri Restaurants, Odlo, and KeHe Distributors Holdings LLC. He currently serves as Chair of Ubuntu Pathways, Chair of Planet42 Ltd, as lead director of Salads and Go, chairman of Copeland Home Services and a board director of Ally Waste Services LLC. Mr. Rolfe received his M.B.A. from Harvard Business School and his B.A. from Oxford University. He was selected to serve on our Board of Directors because of his extensive experience in leadership positions in the retail industry.

Required Vote

The Class III director nominees receiving the highest number of affirmative votes of our common stock represented virtually or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting shall be elected as directors. In accordance with Delaware law, votes withheld from any Nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but they have no legal effect on the election of directors. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of votes cast on Proposal 1 and, accordingly, will not affect the election of directors.

Executive Officers

Mary Ellen Coyne was appointed Chief Executive Officer and President of J.Jill on February 27, 2025. See Ms. Coyne’s biography above under the heading “Nominees.”

Mark Webb has served as J.Jill’s Executive Vice President and Chief Financial Officer since May 2019, and as Chief Operating Officer since July 2021. Before joining J.Jill, Mr. Webb served as Senior Vice President, Chief Financial Planning & Analysis and Treasury Officer at Hudson’s Bay Company since January 2018. He previously served as Senior Vice President, Chief Financial Officer, Gap Brand and INTERMIX, at The Gap, Inc. from February 2013 to April 2017. Mr. Webb received his BSBA in Accounting and Finance from the University of Arizona.

Courtney O’Connor was appointed Senior Vice President, Chief Merchandising Officer of J.Jill effective on June 30, 2025. Prior to joining J.Jill, Ms. O’Connor served as chief merchandising officer at Club Monaco, where she successfully supported the launch of new initiatives and the optimization of the company’s production cycle. Before Club Monaco, she held senior leadership roles at Public Clothing Company and Ralph Lauren, where she managed global merchandising for women’s apparel and accessories. Prior to Ralph Lauren, Ms. O’Connor held merchandising and buying roles at J.Crew, Saks Fifth Avenue, and Neiman Marcus. Ms. O’Connor holds a Bachelor of Science in Business Administration and Management from the Isenberg School of Management at the University of Massachusetts Amherst.

Maria Martinez was appointed Chief Human Resources Officer of J.Jill in November 2023. Before joining J.Jill, Ms. Martinez served as Chief Human Resources Officer at Axogen since 2018, where she led their HR organization through a period of rapid growth and cultural transformation. Before Axogen, she held senior HR leadership roles at HSNi beginning in 2010, and served as Chief Human Resources Officer at HSNi from 2014 to 2017, where she oversaw a multi-billion dollar direct to consumer retail portfolio with thousands of employees in nine locations. Ms. Martinez was previously the Vice President, Human Resources for Laser Spine Institute, an organization dedicated to performing minimally invasive spine surgery, where she established the company’s human resources function and supported the expansion of the organization’s business to multiple sites. Earlier roles include HR leadership positions at Bausch & Lomb’s U.S. Pharmaceutical division as well as Darden Restaurants. Ms. Martinez serves on the Board of Directors of Good360, a national not-for-profit organization. She received a Master of Arts in Industrial/Organizational Psychology from Florida Institute of Technology, as well as a Bachelor of Science in Psychology and a Bachelor of Arts in French from the University of South Florida.

Elliot Staples brings over thirty years of design experience to his role as Creative Director, Senior Vice President of Design & Creative Marketing at J. Jill. Mr. Staples joined the Company as Senior Vice President of Design, Product Development, & Technical Design in February 2019. Prior to joining J. Jill, Mr. Staples served as Senior Vice President of Design for over fifteen years at The Limited, where he defined the brand through consistent and innovative design, contributing to the brand turning to profitability in 2009. Prior to The Limited, Mr. Staples held several design leadership positions at The Gap, Inc. during a decade of unprecedented growth. Mr. Staples holds a bachelor’s degree in fine arts and fashion and apparel design from The Fashion Institute of Technology in New York City.

CORPORATE GOVERNANCE MATTERS

Information about our Board of Directors

In accordance with our certificate of incorporation, as amended, and our by-laws, a majority of our Board of Directors may fix the number of directors, which is currently set at eight. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. At any meeting of our Board of Directors, the presence in person (or virtually) of a majority of the total number of directors then in office will constitute a quorum for all purposes. Pursuant to the Stockholders Agreement, TI IV currently has the ability to designate as nominees four directors.

Director Independence

As of June 14, 2024, TowerBrook no longer controlled a majority of the voting power of our outstanding voting stock and, therefore, we no longer qualify as a “controlled company” within the meaning of the NYSE corporate governance standards. While we were a “controlled company” under NYSE rules, we availed ourselves of applicable “controlled company” exemptions, which exempted us from certain requirements, including the requirements that the Compensation Committee of our Board of Directors (the “Compensation Committee”) and Nominating, Corporate Governance and ESG Committee of our Board of Directors (the “Nominating and Governance Committee”) be comprised entirely of independent directors.

Our Board of Directors has determined that Courtnee Chun, Michael Eck, Shelley Milano, Michael Rahamim, Jyothi Rao and Andrew Rolfe are “independent directors,” under the criteria established by the NYSE for director independence; (ii) Directors Eck, Chun, Milano and Rahamim meet the additional independence requirements of the NYSE and the SEC applicable to Audit Committee members; and (iii) Directors Milano, Chun, Rao and Rolfe meet the additional independence requirements of the NYSE and the SEC applicable to Compensation Committee members.

Family Relationships

There is no family relationship between any director, executive officer or person nominated to become our director or executive officer.

Selection of Nominees for our Board of Directors

The Nominating and Governance Committee has the responsibility of identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors. The committee also recommends to our Board of Directors for approval director nominees, consistent with our director qualification criteria and any obligations under our contractual arrangements, including the Stockholders Agreement.

With respect to director nominee procedures, the Nominating and Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders, or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Governance Committee considers the qualifications set forth in our Corporate Governance Guidelines, including the highest personal and professional ethics, integrity and values, demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of our business or financial affairs, strategic planning, diversity of experience and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our Board of Directors. The Nominating and Governance Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Nominating and Governance Committee seeks to recommend to our Board of Directors those nominees whose specific qualities, experience and expertise will augment our current Board of

Directors’ composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board of Directors duties; (2) comply with the duties and responsibilities set forth in our corporate governance guidelines and in our by-laws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of a publicly traded corporation organized under the laws of the State of Delaware; and (4) adhere to our Code of Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein.

The Nominating and Governance Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in our by-laws. Each notice of nomination submitted in this manner must contain the information specified in our by-laws, including, but not limited to, information with respect to the beneficial ownership of our common stock or derivative securities that have a value associated with our common stock held by the proposing stockholder and its associates and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our principal executive offices pursuant to the deadlines set forth in our by-laws. See under “Stockholder Proposals” in this Proxy Statement for additional information about the deadlines for submitting a stockholder nominee at the 2027 Annual Meeting of Stockholders.

Information Regarding Meetings of our Board and Committees

During Fiscal Year 2025, our Board of Directors held 15 meetings, and its three permanent committees, the Audit Committee, Compensation Committee, and Nominating and Governance Committee, collectively held 20 meetings.

All of our directors attended at least 75% of the aggregate of all meetings of our Board of Directors and the committees on which such director served during Fiscal Year 2025. Under our Corporate Governance Guidelines, a copy of which is available in the Corporate Governance-Governance Documents section of our Investor Relations website at https://investors.jjill.com/, members of our Board of Directors are expected to attend and participate in the Annual Meeting.

Board Committees

Our Board of Directors has adopted written charters for each of its permanent committees, all of which are available in the Corporate Governance-Governance Documents section of our Investor Relations website at https://investors.jjill.com/. Pursuant to the Stockholders Agreement, TI IV has the right to designate the members of the committees of our Board of Directors in proportion to the number of director nominees TI IV is entitled to designate to our Board of Directors. The following table provides membership information of our directors in each committee of our Board of Directors as of April 10, 2026.

	Audit Committee		Compensation Committee		Nominating, Governance and ESG Committee
Mary Ellen Coyne	—		—		—
Michael Rahamim			—
Courtnee Chun					—
Michael Eck		*	—		—
Shelley Milano				*
Jyothi Rao	—
Michael Recht	—		—		—
Andrew Rolfe(1)	—					*

= Member * = Chair

(1)	Mr. Andrew Rolfe has announced that he will be retiring from the Company’s Board of Directors, effective as of the Annual meeting, and therefore he is not standing for re-election.

Audit Committee

Our Audit Committee consists of Michael Eck, Michael Rahamim, Shelley Milano and Courtnee Chun. Our Board of Directors has determined that Mr. Eck qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has determined that Mr. Eck, Ms. Milano, Mr. Rahamim and Ms. Chun are independent within the meaning of the NYSE listing rules and meet the additional test for independence for Audit Committee members imposed by SEC regulation and the NYSE listing rules. As of the date of this Proxy Statement, our Audit Committee is fully independent and is in compliance with the applicable SEC and NYSE rules and regulations.

Our Audit Committee met 8 times during Fiscal Year 2025. Our Audit Committee assists our Board of Directors in monitoring the audit of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and systems of internal controls, our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also reviews and approves related party transactions as required by the applicable NYSE rules.

Compensation Committee

Our Compensation Committee consists of Shelley Milano, Jyothi Rao, Andrew Rolfe and Courtnee Chun. As of the date of this Proxy Statement, our Compensation Committee is fully independent and is in compliance with the applicable SEC and NYSE rules and regulations. Our Compensation Committee met 7 times during Fiscal Year 2025. Our Compensation Committee is responsible for reviewing and recommending policies relating to the compensation and benefits of our directors and employees, including our Chief Executive Officer and other executive officers.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Compensation Committee may form and delegate authority to subcommittees where appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirement of our Corporate Governance Guidelines and the NYSE listing rules, subject to any applicable controlled company or other exemption.

The Compensation Committee has engaged the services of Frederic W. Cook & Co., Inc. (“FW Cook”) as its outside independent compensation consultant. FW Cook provides general executive compensation consulting services to the Compensation Committee and advises it on a range of executive and director compensation matters including plan design, competitive market assessments, trends, best practices and technical and regulatory developments. FW Cook provides services to the Compensation Committee related only to executive and director compensation, and provides no other services to the Compensation Committee or the Company.

In accordance with the Compensation Committee’s charter, our Chief Executive Officer may not be present during voting or deliberations of the committee regarding his or her compensation and the committee reserves the right to request any executive officer present during voting or deliberations of the committee regarding such executive officer’s compensation to recuse himself or herself.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Shelley Milano, Michael Rahamim, Andrew Rolfe and Jyothi Rao. Our Board of Directors has determined that Ms. Milano, Mr. Rahamim, Mr. Rolfe and Ms. Rao are independent within the meaning of the NYSE listing rules. As of the date of this Proxy Statement, our Nominating and Governance Committee is fully independent and is in compliance with the applicable SEC and NYSE rules and regulations.

Our Nominating and Governance Committee met 4 times during Fiscal Year 2025. Our Nominating and Governance Committee is responsible for selecting or recommending that our Board of Directors select candidates for election to our Board of Directors, developing and recommending to our Board of Directors Corporate Governance Guidelines that are applicable to us and overseeing Board of Directors and management evaluations. Our Nominating and Governance Committee is also responsible for reviewing and providing guidance to us on environmental, social and governance (“ESG”) issues.

Board Leadership Structure and Board of Directors’ Role in Risk Oversight

Our Corporate Governance Guidelines provide that the roles of the Chairman of the Board of Directors and Chief Executive Officer may be combined or separated. Our Board of Directors believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairman and therefore believes that a permanent policy on whether the Chairman of the Board of Directors and the Chief Executive Officer positions should be separated or combined is not appropriate.

As of the date hereof, Ms. Coyne serves as our Chief Executive Officer and President and Mr. Rahamim serves as our Chairman of the Board of Directors. Our Board of Directors believes that this leadership structure, separating the Chairman and Chief Executive Officer roles, is appropriate for the Company at this time, since it allows our Chief Executive Officer to focus on the operational leadership and strategic direction of the Company. At the same time, our Chairman can focus on leadership of the Board of Directors, including calling and presiding over meetings of our Board of Directors and executive sessions of the independent directors, preparing meeting agendas in collaboration with the Chief Executive Officer and serving as a liaison and supplemental channel of communication between independent directors and the Chief Executive Officer.

Our Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of our risks. The Audit Committee regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Additionally, the Audit Committee oversees our cybersecurity risks and Enterprise Risk Management program and reports up to our Board of Directors on a recurring and as needed basis, and the Audit Committee oversees the management of financial risks. The Nominating and Governance Committee oversees and guides our evaluation of ESG risks. The Compensation Committee is responsible for overseeing the management of risks relating to our employee compensation plans and arrangements. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Executive Sessions of our Board of Directors

In order to promote open discussion among non-management directors, and as required under applicable NYSE rules, the non-management members of our Board of Directors meet in regularly scheduled executive sessions at least quarterly without management directors or any other members of the Company’s management present. In addition, the independent members of our Board of Directors meet in a regularly scheduled executive session at least annually. Our Chairman of our Board of Directors, Michael Rahamim, presides at all regularly scheduled executive sessions.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee in Fiscal Year 2025 was, at any time during Fiscal Year 2025 or at any other time, an officer or employee of the Company. None of our executive officers serves, or in the past has served, as a member of the Board of Directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose any future amendments to certain provisions of our Code of Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our Investor Relations website at https://investors.jjill.com/. The Code of Conduct and Ethics is available under Governance Documents in the Corporate Governance section of our Investor Relations website at https://investors.jjill.com/.

Communications with our Board of Directors from Stockholders or Other Interested Parties

Any stockholder or other interested party may contact our Board of Directors as a group, our independent directors as a group, or any individual director by sending written correspondence to them in care of our Secretary and General Counsel at our principal executive offices at 4 Batterymarch Park, Quincy, Massachusetts 02169. Such communication will be forwarded to the intended recipient(s).

DIRECTOR COMPENSATION

Non-employee directors on our Board of Directors (other than Michael Recht) are compensated for a full year of service pursuant to the amounts set forth in the table below. Directors who serve less than a full year are entitled to a pro-rated portion of the applicable compensation.

Board Position	Annual Cash Retainer ($)	Annual Equity Award Value ($)
Chairman of the Board of Directors	90,000	100,000
Board Member (other than the Chairman of the Board of Directors)	60,000	100,000
Audit Committee Chair	20,000	n/a
Compensation Committee Chair	12,000	n/a
Other Committee Chair	10,000	n/a
Audit Committee Member	7,500	n/a
Other Committee Member	5,000	n/a

Members of our Board of Directors also receive reimbursement of expenses for travel to meetings of our Board of Directors and its committees.

Director Compensation Table

The following table sets forth the total compensation paid to each of our non-employee directors (other than Michael Recht) for Fiscal Year 2025.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael Rahamim	102,500	79,615	1,229	183,344
Courtnee Chun	72,500	79,615	1,420	153,535
Michael Eck	80,000	79,615	1,229	160,844
Shelley Milano	99,500	79,615	1,229	180,344
Jyothi Rao	70,000	79,615	1,229	150,844
Andrew Rolfe	75,000	79,615	1,229	155,844

(1)	Mr. Recht was an employee or partner of TowerBrook as of January 31, 2026 and did not receive any compensation in respect of his services to our Board of Directors.
(2)

Amounts set forth in the “Fees Earned or Paid in Cash” column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee service fees, chairmanship fees, and fees related for service on special committees or on special projects. The Board may, from time to time, provide for additional compensation to directors for their efforts towards special events or circumstances that are not part of their normal key activities or responsibilities. Such compensation may come in the form of cash, equity or a combination of both.

(3)

Amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Actual dollar values granted may differ from the stated target dollar value given that equity awards are quoted as a dollar value and to determine the number of shares to be delivered the quoted amount is divided by the average closing price of J.Jill common stock for the 30 trading days prior to and including the date of the grant. In Fiscal Year 2025, each of our directors (other than Mr. Recht) received a grant of 5,097 Restricted Stock Units (“RSUs”) on April 8, 2025.

(4)

Represents the dollar value of dividend equivalents credited for unvested stock awards, which was not factored into the grant date fair value for the stock awards. Once credited, each dividend equivalent is treated as an additional RSU granted pursuant to the underlying award and is subject to all the same terms and conditions.

Outstanding Equity Awards Table

The following table provides information about the outstanding equity awards held by our non-employee directors (other than Michael Recht) for Fiscal Year 2025.

Name(1)	Number of Restricted Stock Units or Restricted Shares that Have Not Vested(2) (#)
Michael Rahamim	5,176.48
Courtnee Chun	5,176.48
Michael Eck	5,176.48
Shelley Milano	5,176.48
Jyothi Rao	5,176.48
Andrew Rolfe	5,176.48

(1)	Mr. Recht was an employee or partner of TowerBrook as of January 31, 2026 and does not directly hold any equity awards, whether in the form of restricted shares or RSUs.
(2)

The award number of RSUs outstanding reflects the 5,097 RSUs granted to each of the directors (other than Mr. Recht) on April 8, 2025, plus 79.48 additional RSUs credited as dividend equivalents, which are eligible to vest on the one year anniversary of the grant date.

Other Director Arrangements

On December 21, 2021, TI IV and Mr. Rahamim entered into an agreement, pursuant to which upon certain liquidity events and subject to his continued service as Chairman of the Board, Mr. Rahamim is eligible to receive an exit fee from TI IV equal to a percentage of the total equity value realized in connection with such liquidity event above a certain threshold, up to $1.0 million.

EXECUTIVE COMPENSATION

The following discussion provides an overview of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during Fiscal Year 2025. Compensation decisions with respect to our executive officers are made by the Compensation Committee. Our named executive officers for Fiscal Year 2025 are:

•	Mary Ellen Coyne, who serves as our Chief Executive Officer and President and is our principal executive officer;

•	Mark Webb, who serves as our Executive Vice President, Chief Financial & Operating Officer and is our principal financial officer;

•	Claire Spofford, who served as our Chief Executive Officer and President through her retirement from the Company on April 30, 2025; and

•	Elliot Staples, who serves as our Senior Vice President, Creative Director.

We are a smaller reporting company and have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act.

Summary Compensation Table

The following summary compensation table sets forth information regarding the compensation paid to, awarded to, or earned by our named executive officers for services rendered in all capacities during the fiscal years presented.

The following summary compensation table sets forth information regarding the compensation paid to, awarded to, or earned by our named executive officers for services rendered in all capacities during the fiscal years presented.

Name and Principal Position	Fiscal Year(2)	Salary(3) ($)	Bonus ($)	Stock Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Mary Ellen Coyne, Chief Executive Officer and President	2025	757,692	1,750,000	2,966,077	1,000,000	157,451	6,631,220
Claire Spofford, Former Chief Executive Officer and President(1)	2025	242,308	—	6,934	—	80,576	329,818
	2024	992,177	—	2,305,485	797,710	199,334	4,294,706
Mark Webb, Executive Vice President, Chief Financial & Operating Officer	2025	756,175	—	457,601	—	74,970	1,288,746
	2024	734,179	—	3,642,847	442,710	38,285	4,858,021
Elliot Staples, Senior Vice President, Creative Director	2025	549,414	536,100	209,057	—	27,166	1,321,737
	2024	533,400	—	373,625	214,427	20,764	1,142,216

(1)	Ms. Spofford retired from the Company on April 30, 2025 and Ms. Coyne’s appointment as Chief Executive Officer and President was effective as of May 1, 2025.

(2)	Fiscal Years 2024 and 2025 were comprised of 52 weeks.

(3)

Amounts set forth in the Salary column reflect the amount actually paid to each named executive officer for Fiscal Years 2024 and 2025 and includes the effect of any mid-year adjustments to their base salaries, if applicable.

(4)

Represents the aggregate grant date fair value of RSUs and PSUs granted during the year in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Stock Compensation (disregarding any forfeiture assumptions). Actual dollar values granted may differ from the stated target dollar value given equity awards are quoted as a dollar value and to determine the number of shares to be delivered the quoted amount is divided by the average closing price of J.Jill common stock for the 30 trading days prior to and including the date of the grant. These amounts do not correspond to the actual value that may be realized by our named executive officers for these awards. See Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the assumptions made in determining these values.

(5)	Amounts shown in the Non-Equity Incentive Plan column include payments under our Management Incentive Plan (“MIP”) for fiscal years 2025 and 2024.

(6)	Amounts shown in the All Other Compensation column reflect the following:

Name	Housing Stipend ($)	Relocation Gross Up ($)	Relocation ($)	401(k) Match ($)	Dividend Equivalents on Unvested Stock Awards ($)(1)	Other(2) ($)	Total ($)
Mary Ellen Coyne	69,231	10,039	12,596	13,962	46,609	5,014	157,451
Claire Spofford	40,450	—	—	—	—	40,126	80,576
Mark Webb	—	—	—	10,113	61,904	2,953	74,970
Elliot Staples	—	—	—	10,556	11,977	4,633	27,166

(1)

Represents the dollar value of dividend equivalents credited for unvested stock awards, which was not factored into the grant date fair value for the stock awards. Once credited, each dividend equivalent is treated as an additional RSU or PSU granted pursuant to the underlying award and is subject to all the same terms and conditions.

(2)

Amounts in the “Other” column include life insurance, long term disability and short-term disability premiums and other immaterial amounts. For Ms. Spofford, the “Other” column also includes accrued but unused vacation paid upon her retirement.

Employment Agreements

We have entered into employment agreements or offer letters with each of our named executive officers. In addition to customary terms and provisions, the employment agreements and offer letters set forth the annual base salary, target bonus percentage, equity grants, terms of severance and eligibility for employee benefits.

Employment Agreement with Mary Ellen Coyne, Our Chief Executive Officer and President

We are party to an employment agreement, which became effective on February 20, 2025 (the “Coyne Employment Agreement”), with Ms. Coyne to serve as our Chief Executive Officer and President. The Coyne Employment Agreement provides that Ms. Coyne will report to the Board of Directors.

The Coyne Employment Agreement provides for the following compensation: (i) an annual base salary of $1,000,000 (currently $1,030,000); (ii) eligibility to receive an annual cash bonus with a target of 100% of Ms. Coyne’s base salary; (iii) a one-time sign-on cash bonus of $1,750,000, payable following the one-month anniversary of her start date; (iv) a housing stipend in the amount of $90,000 per year for the first three years of Ms. Coyne’s employment; (v) reimbursement of up to $25,000 in legal fees related to the negotiation of the Coyne Employment Agreement and related arrangements; and (vi) eligibility to receive annual grants of equity compensation, which shall be 100% of Ms. Coyne’s then-current base salary, subject to the terms of any of the Company’s equity compensation plans, including the J.Jill, Inc. Amended & Restated 2017 Omnibus Equity Inventive Plan. In addition, the Company also agreed to grant Ms. Coyne a one-time sign-on equity award on the one-month anniversary of her start date (the “Grant Date”) consisting of restricted stock units with a grant date value of $2,250,000. The sign-on equity award will vest in equal installments on each of the first three anniversaries of the Grant Date. The sign-on bonus is subject to repayment of the after-tax portion in the event Ms. Coyne’s employment is terminated by the Company for “cause” or Ms. Coyne resigns without “good reason” (as such terms are defined in the Employment Agreement) during the first year of employment. The sign-on equity award may be cancelled if Ms. Coyne engages in activity that would give the Company grounds to terminate her employment for “cause” and is subject to clawback, forfeiture or similar requirements pursuant to the Company’s policies or as required by applicable law.

The Coyne Employment Agreement includes customary terms and conditions, including confidentiality and assignment of intellectual property provisions, a 12-month post-employment prohibition on competition, a 12-month post- employment prohibition on solicitation of customers, and a 12-month post- employment prohibition on solicitation of employees, agents, or contract workers with whom Ms. Coyne had material business contact during the course of her employment.

Ms. Coyne is also entitled to severance upon certain terminations of employment, as described below under “Potential Payments Upon Termination of Employment or Change in Control.”

Employment Agreement with Claire Spofford, Our Former Chief Executive Officer and President

We were party to an employment agreement, which became effective on February 15, 2021 and was amended on February 15, 2024 (as amended, the “Spofford Employment Agreement”), with Ms. Spofford to serve as our Chief Executive Officer and President. The Spofford Employment Agreement provided that Ms. Spofford would report to the Board of Directors. Ms. Spofford retired from the Company on April 30, 2025.

The Spofford Employment Agreement provided for the following compensation: (i) an annual base salary of $900,000 ($1,000,000 at the time of her departure); (ii) eligibility to receive an annual bonus with a target of 100% of Ms. Spofford’s base salary; (iii) a one-time sign-on bonus of $1,600,000, which was payable following her start date; (iv) a housing stipend in the amount of $90,000 per year for the first three years of Ms. Spofford’s employment, which increased to $150,000 for the fourth year of Ms. Spofford’s employment and $170,000 for the fifth year of Ms. Spofford’s employment; (v) reimbursement for expenses reasonably incurred in connection with an annual physical with a provider of Ms. Spofford’s choice, and up to $25,000 of professional fees incurred in connection with income tax planning and return preparation per year; and (vi) reimbursement of up to $30,000 in legal and consulting fees related to the negotiation of her employment agreement and related arrangements. In addition, the Company also agreed to grant a sign-on equity award to Ms. Spofford on her start date consisting of 1,500,000 RSUs (subject to applicable adjustment for any stock split). The sign-on equity award vested in equal installments on each of the first four anniversaries of the date of grant. The sign-on bonus was subject to repayment of the after-tax portion in the event Ms. Spofford’s employment was terminated by the Company for “cause” or Ms. Spofford’s resignation without “good reason” (as such terms are defined in the employment agreement) during the first year of employment. The sign-on equity award may have been cancelled if Ms. Spofford engaged in activity that would give the Company grounds to terminate her employment for cause and, to the extent required by applicable law, the rules of any securities exchange on which the Company’s stock is listed or a written policy adopted by the Company, is subject to clawback, forfeiture or similar requirements.

The Spofford Employment Agreement included customary terms and conditions, including confidentiality and assignment of intellectual property provisions, a 12-month post-employment prohibition on competition, a 12-month post-employment prohibition on solicitation of customers, and a 12-month post-employment prohibition on solicitation of employees, agents, or contract workers with whom Ms. Spofford had material business contact during the course of her employment.

Ms. Spofford was also entitled to severance upon certain terminations of employment, as described below under “Potential Payments Upon Termination of Employment or Change in Control.” Ms. Spofford did not receive any such payments in connection with her retirement, which is a “Resignation without Good Reason” as set forth in the table under “Estimated Payments Upon Termination of Employment or Change in Control.

Offer Letter Agreement with Mark Webb, Our Chief Financial & Operating Officer

We are party to an offer letter, which became effective on April 12, 2019 and was amended on July 12, 2021 (as amended, the “Webb Offer Letter”), with Mr. Webb, to serve as Executive Vice President, Chief Financial & Operating Officer. Pursuant to the terms of the Webb Offer Letter, Mr. Webb is entitled to the following compensation: (i) an annual base salary of $675,000 (currently $783,000); (ii) a one-time sign-on bonus of $100,000; and (iii) eligibility to receive an annual bonus with a target of 70% of Mr. Webb’s base salary (currently 75%) and up to 200% of his target bonus for exceptional performance. In addition, the Company also agreed to grant a sign-on equity award in the form of RSUs to Mr. Webb on his start date with a grant date fair market value of $700,000, which vested in equal installments on each of the first four anniversaries of the date of grant. Mr. Webb also received a guaranteed MIP payment of $319,846, which represented his prorated bonus for fiscal 2019 at the target of 70%.

Mr. Webb’s offer letter includes customary terms and conditions, including confidentiality and assignment of intellectual property provisions, a 12-month post-employment prohibition on competition, a 12-month post-employment prohibition on solicitation of customers, and a 12-month post-employment prohibition on solicitation of employees, agents, or contract workers with whom Mr. Webb had material business contact during the course of his employment.

Mr. Webb is also entitled to severance upon certain terminations of employment, as described below under “Compensation Tables—Potential Payments Upon Termination of Employment or Change in Control.”

Offer Letter Agreement with Elliot Staples, Our Senior Vice President, Creative Director

We are party to an offer letter, which became effective on December 14, 2018, with Mr. Staples, to serve as Senior Vice President, Creative Director. Pursuant to the terms of the offer letter, Mr. Staples is entitled to the following compensation: (i) an annual base salary of $475,000 (currently $572,200); (ii) a one-time sign-on bonus of $75,000; and (iii) eligibility to receive an annual bonus with a target of 45% of Mr. Staples’s base salary (currently 50%) and up to 200% of his target bonus for exceptional performance. In addition, the Company also agreed to grant a sign-on equity award in the form of RSUs with a grant date fair market value of $475,000 to Mr. Staples on his start date, which vested in equal installments on each of the first four anniversaries of the date of grant.

Mr. Staples’s offer letter includes customary terms and conditions, including confidentiality and assignment of intellectual property provisions, a 12-month post-employment prohibition on competition, a 12-month post-employment prohibition on solicitation of customers, and a 12-month post-employment prohibition on solicitation of employees, agents, or contract workers with whom Mr. Staples had material business contact during the course of his employment.

Mr. Staples is also entitled to severance upon certain terminations of employment, as described below under “Compensation Tables—Potential Payments Upon Termination of Employment or Change in Control.”

2024 Retention Awards

In Fiscal Year 2024, in connection with the Company’s CEO succession planning, the Compensation Committee determined it was in the best interests of the Company and its stockholders to incentivize certain key executives to continue their employment with the Company and, on December 13, 2024 for Mr. Webb and December 15, 2024 for Mr. Staples, granted each a one-time retention award in the amount of $1,488,777 of RSUs (the “Retention RSUs”) for Mr. Webb and $1,072,200 cash for Mr. Staples (the “Retention Cash”). Mr. Webb’s Retention RSUs vest as follows: (i) 50% vested on the first anniversary of the grant date; and (ii) the remaining 50% will vest in equal amounts (i.e. 12.5% of the total Retention RSU grant) on the last day of each quarter that Mr. Webb remains continuously employed by the Company through such quarter, with the first such quarter beginning January 1, 2026 and ending on March 31, 2026. Mr. Staples’s Retention Cash vests as follows: (i) 50% vested on the first anniversary of the grant date; and (ii) the remaining 50% will vest in equal amounts (i.e. 12.5% of the total Retention Cash) on the last day of each quarter that Mr. Staples remains continuously employed by the Company through such quarter, with the first such quarter beginning January 1, 2026 and ending on March 31, 2026.

Other Executive Compensation Matters

Stock Ownership Policy

We have minimum stock ownership requirements for non-executive directors and certain executive positions to more closely link executive and stockholder interests, to balance potential rewards and risks, and to encourage a long-term perspective in managing the Company. All forms of beneficial stock ownership (excluding stock options and unearned PSUs) count toward the guideline. Each non-executive director and each covered executive has five years from the later of (i) the adoption date of the stock ownership policy, February 1, 2025, or (ii) the date of his or her appointment to reach the requirement, which are measured as an aggregate value as a multiple of base salary as follows: (A) 4x base annual cash retainer for our non-executive directors; (B) 4x base salary for our Chief Executive Officer; (C) 2x base salary for our Chief Financial Officer; and (D) 1x base salary for our officers at the SVP level and above. All covered named executive officers had either met their respective ownership requirement or had remaining time and were on track to do so as of the date of this Proxy Statement. Once the required number of shares is initially attained on an annual measurement date, future compensation increases and changes in stock price will no longer have an impact and as long as the non-executive director or executive, as applicable, continues to own this number of shares, such individual will be deemed to be in compliance with the policy.

Hedging and Pledging under Securities Trading Policy
We have adopted a securities trading policy that applies to directors, officers and other employees as well as family members, as defined in the securities trading policy that was filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the fiscal year ended January 31, 2026 (the “
Securities Trading Policy
”). The Company believes that the Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations with respect to purchasing, selling and/or otherwise trading in the Company’s stock. Pursuant to the Securities Trading Policy, covered individuals are prohibited from engaging in certain activities that involve short-term or speculative transactions, including purchasing the Company’s stock on margin, short-sales, and buying or selling puts, calls, options or other derivatives. The Securities Trading Policy also requires prior approval for any long-term hedging transactions that are designed to protect an individual’s investment in J.Jill common stock.
Incentive-Based Compensation Recovery Policy
In 2023, the Compensation Committee approved the J.Jill, Inc. Incentive-Base Compensation Recovery Policy (the “
Clawback Policy
”) in compliance with NYSE listing standards. The Clawback Policy requires the Compensation Committee, subject to certain narrow exceptions permitted by the NYSE listing standards, to recover from current and former executive officers erroneously awarded compensation in the event of a restatement of our financial statements due to material noncompliance with federal securities laws.
Incentive-based
compensation that was “received” during the three fiscal years preceding the restatement, beginning with performance periods ending after October 3, 2023, is subject to recoupment. The Clawback Policy is designed to satisfy relevant NYSE requirements and was included as Exhibit 97.1 to the Company’s Annual Report on Form
10-K,
filed with the SEC on March 31, 2026.
Long-Term Incentive Plan
Long-term incentive awards granted to our executive officers under our 2017 Plan include both time-based equity awards, including RSUs, and performance-based equity awards, including performance stock units (“
PSUs
”). The mix of long-term incentive awards is: (i) 50% RSUs; (ii) 25% PSUs based on our Adjusted EBITDA as reported in our Form
10-K
for Fiscal Year 2024 (“
Adjusted EBITDA PSUs
”); and (iii) 25% PSUs based on our absolute total shareholder return (“
TSR PSUs
”). The Compensation Committee selected this mix to align incentive opportunities with an appropriate balance of internal and external measures that have performance-related risk and are aligned to stockholder value creation. We note that Adjusted EBITDA is also a metric for the MIP. The Compensation Committee believes that this metric has significant focus within the organization and investor community and focuses recipients on performance that is correlated to shareholder value creation.
RSUs
RSUs make up 50% of the long-term equity incentive awards granted to our named executive officers. Vesting is time-based with 1/3 of each grant vesting annually over a three-year vesting period. The Compensation Committee believes that RSUs drive talent retention through a standard three-year service period and stockholder alignment because their value is tied to our share price.
Adjusted EBITDA PSUs
Adjusted EBITDA PSUs make up 25% of the long-term equity incentive awards granted to our named executive officers. At the time each award is granted, the Compensation Committee pre-establishes
Adjusted EBITDA goals for each of the three years within the performance period. Achievement of each goal is measured separately for each year and awards are earned annually, with earned shares vesting and becoming payable subject to continued service at the end of the three-year vesting period and the Compensation Committee’s certification as to the participant’s performance. The Compensation Committee believes that long-term Adjusted EBITDA goals incentivize our named executive officers to focus on the importance of long-term operating performance within their control and accountability and are aligned with the Company’s goals of continuing to improve Adjusted EBITDA and profitability.
TSR PSUs
TSR PSUs make up 25% of the long-term equity incentive awards granted to our named executive officers. Performance under the TSR PSUs is measured on an overall three-year basis against a three-year compound annual growth rate from the time of grant. TSR PSUs vest at the end of the three-year performance period and after the Compensation Committee certifies the participant’s performance. The Compensation Committee believes that TSR provides an external metric that aligns our named executive officers’ pay to shareholder returns on an absolute basis.
Timing of Certain Equity Awards
In Fiscal Year 2025, we did not grant any stock options, stock appreciation rights or similar awards to our employees and we do not currently plan to grant stock options, stock appreciation rights or other similar appreciation-based awards as incentive compensation to any employee. Accordingly, we do not have a policy in relation to the timing or the determination of the terms of a grant of options or other awards in relation to the disclosure of material non-public
information. During Fiscal Year 2025, we did not time the disclosure of material non-public
information or the granting of any equity awards for the purpose of affecting the value of executive compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the outstanding equity awards held by our named executive officers as of January 31, 2026.

Name	Grant Date	Number of Shares or Units that have not Vested(2)(4) (#)	Market Value of Restricted Shares or Units of Stock that Have Not Vested(1) ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(3)(4)(5) (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested(1)(4) ($)
Mary Ellen Coyne	05/01/2025	166,046	2,591,987	—	—
	05/01/2025	—	—	30,191	471,274
Mark Webb	03/29/2023	3,162	49,351	—	—
	03/29/2023	—	—	9,484	148,048
	04/01/2024	20,829	312,647
	04/01/2024	—	—	30,034	468,838
	12/13/2024	28,705	448,093	—	—
	04/08/2025	14,752	230,287	—	—
	04/08/2025			14,752	230,287
Elliot Staples	03/29/2023	1,639	25,591	—	—
	03/29/2023	—	—	4,919	76,784
	04/01/2024	3,456	53,943	—	—
	04/01/2024	—	—	5,182	80,892
	04/08/2025	7,147	111,560	7,147	111,560
	04/08/2025	—	—

(1)	The market value of the RSUs and PSUs shown above is based on the $15.61 closing market price of our common stock on the last trading day of Fiscal Year 2025, January 30, 2026.
(2)

Shares reflected in this column include additional RSUs awarded in connection with the Company’s payment of dividends. Holders of RSUs are granted an additional number of RSUs in connection with the payment of cash dividends by the Company equal to the quotient (rounded to the nearest hundredth) obtained by dividing (x) the product of (i) the number of RSUs granted pursuant to a particular award and outstanding as of the record date for such dividend multiplied by (ii) the amount of the dividend per share, by (y) the fair market value per share on the payment date for such dividend. Once credited, each additional RSU granted in connection with a dividend is treated as an RSU granted pursuant to the underlying award and is subject to all the same terms and conditions. above.

(3)

Shares reflected in this column include additional PSUs awarded in connection with the Company’s payment of dividends. Holders of PSUs are granted an additional number of PSUs in connection with the payment of cash dividends by the Company equal to the quotient (rounded to the nearest hundredth) obtained by dividing (x) the product of (i) 100% of the total number of PSUs granted pursuant to a particular award and outstanding as of the record date for such dividend (without regard to any designation for Adjusted EBITDA PSUs or TSR PSUs) multiplied by (ii) the amount of the dividend per share, by (y) the fair market value per share on the payment date for such dividend. Once credited, each additional PSU granted in connection with a dividend is treated as a PSU granted pursuant to the underlying award and is subject to all the same terms and conditions.

(4)

The column reflects Eligible Adjusted EBITDA PSUs following measuring the performance for Fiscal Year 2023 under the 2023 PSU grant, Fiscal Year 2024 under both the 2023 and 2024 PSU grants and Fiscal Year 2025 under the 2023, 2024 and 2025 PSU grants as of January 31, 2026. Performance share units tied to the 2023 PSU grant (2023–2025 performance period) vested after the close of the fiscal year (on March 17, 2026). Because vesting occurred after year-end, the related values are not reflected in the presented herein.

All unvested RSUs and PSUs granted to Ms. Spofford were canceled upon her departure from the Company.

(5)	The vesting schedule for the awards granted as of each grant date are as follows:

2025 Outstanding Equity Awards Vesting Schedule

The following table provides information about the outstanding equity awards held by our named executive officers as of January 31, 2026.

Name	Grant Date	RSU Vesting Schedule(a)	PSU Vesting Schedule(b)
Mark Webb, Elliot Staples	3/29/2023	33.3% vests 3/29/26	100% vested 1/31/2026
Mark Webb, Elliot Staples	4/1/2024	33.3% vests 4/1/26 and 4/1/27	100% vests 1/30/2027
Mark Webb	12/13/2024	12.5% vests 3/31/26, 6/30/2026, 9/30/2026 and 12/31/2026
Mary Ellen Coyne	05/01/2025	33.3% vests 5/1/2026, 5/1/2027, 5/1/2028	100% vests 1/29/2028
Mark Webb, Elliot Staples	04/08/2025	33.3% vests 4/8/2026, 04/8/2027,4/8/2028	100% vests 1/29/2028

(a)

This column shows the vesting schedule of unvested RSUs reported in the “Number of Shares or Units of Stock That Have Not Vested” column. The RSUs vest on the anniversary of the grant date in the years shown in the table above, unless otherwise specified.

(b)

This column shows the vesting schedule of the unvested PSUs reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column. PSUs vest to the extent earned on the dates above.

Options Exercised and Stock Vested

None of our named executive officers exercised any stock options during Fiscal Year 2025. The following table provides information for each of our named executive officers regarding vesting of RSU and PSU awards during Fiscal Year 2025.

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Mary Ellen Coyne	—	$—
Claire Spofford	111,768	$2,628,024
Mark Webb	60,662	$971,602
Elliot Staples	11,463	$201,617

(1)

The numbers shown include shares withheld by the Company to satisfy tax obligations associated with vesting and reflects the vesting of RSUs and PSUs. Performance share units tied to the 2023 PSU grant (2023–2025 performance period) vested after the close of the fiscal year (on March 17, 2026). Because vesting occurred after year-end, the related values are not reflected in the presented herein.

(2)	Represents the fair market value of the shares of stock based on closing price on the vesting date.

Retirement Benefits

We sponsor a 401(k) plan, which is a qualified retirement plan offered to all eligible employees, including our named executive officers, and which permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. Pursuant to the terms of the 401(k) plan, from May 1, 2022—January 31, 2026, the Company provided matching contributions of 50% of up to the first 6% of eligible compensation contributed to the plan by named executive officers.

Limited Perquisites

We provide our named executive officers with certain limited perquisites and other personal benefits that the Compensation Committee deems reasonable and consistent with our overall compensation program or necessary to achieve certain executive hire and retention objectives. See footnote 6 to the “Summary Compensation Table” for details on the limited perquisites provided to our named executive officers.

Potential Payments Upon Termination of Employment or Change in Control

Mary Ellen Coyne

Termination without “Cause” and/or “Good Reason” Resignation: The Coyne Employment Agreement provides that, upon a termination of employment by the Company without “cause” or a resignation by Ms. Coyne for “good reason,” in either case, absent a “change in control” (as defined below), then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in her employment agreement, Ms. Coyne would be entitled to, in addition to payment of accrued benefits, (i) 12 months of base salary and medical and dental continuation, (ii) a pro-rated bonus for the year of termination based on actual performance (with any personal non-financial performance goals deemed achieved at 100%) and (iii) accelerated vesting of a prorated portion of the restricted stock units scheduled to vest on the next vesting date following such termination.

If such a qualifying termination of employment occurs at any time following a “Change in Control” of the Company (as such term is defined in the Plan) as a result of which the Company or its successor does not have any stock trading on a nationally recognized securities exchange, Ms. Coyne shall be entitled to, in addition to accrued benefits, (i) an amount equal to two times the sum of her (x) then-current annual base salary and (y) target annual bonus, payable over 12 months following such termination of employment, (ii) full accelerated vesting of all unvested restricted stock units that would otherwise vest based on continued service and (iii) 24 months (or, if later, the period from Ms. Coyne’s termination through the completion of the employment term) of medical and dental continuation.

If the severance payments and vesting described above would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to the executive under Section 4999 of the Code, such payments and vesting would be reduced to the extent necessary to avoid the imposition of any excise tax or loss in tax deduction.

Additionally, in accordance with the J.Jill, Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan (the “A&R 2017 Plan”) and the terms of Ms. Coyne’s PSU and RSU award agreements, if Ms. Coyne’s employment is terminated by the Company without “cause” (and other than due to her death or disability) or by her due to a resignation for “good reason” within 3 months prior to or following a “Change in Control,” Ms. Coyne shall be entitled to full accelerated vesting of all unvested restricted stock awards that would otherwise vest based on continued service only. Ms. Coyne’s right to these severance benefits is conditioned upon her execution of a release and compliance with restrictive covenants, including a 12-month post-termination non-compete and a 24-month post-termination non-solicit.

Claire Spofford

Termination without “Cause” and/or “Good Reason” Resignation: The Spofford Employment Agreement provided that, upon a termination of employment by the Company without “cause” or a resignation by Ms. Spofford for “good reason,” in either case, absent a “change in control” (as defined below), then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in her employment agreement, Ms. Spofford would be entitled to:

•	payment of any accrued benefits including accrued base salary and benefits;

•	12 months of base salary and medical and dental coverage continuation (unless such coverage is otherwise obtained through a new employer);

•	a pro-rated bonus for the year of termination based on actual performance (with any personal non-financial performance goals deemed achieved at 100%); and

•	accelerated vesting of a prorated portion of the restricted stock units scheduled to vest on the next vesting date following such termination.

If such a qualifying termination of employment occurred at any time following a “change in control” of the Company (as such term is defined in the A&R 2017 Plan) as a result of which the Company or its successor does not have any stock trading on a nationally recognized securities exchange, then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in her employment agreement, Ms. Spofford would be entitled to, in addition to accrued benefits, (i) an amount equal to the sum of two times her (x) then-current annual base salary and (y) target annual bonus, payable over 12 months following such termination of employment; and (ii) 24 months (or, if later, the period from Ms. Spofford’s termination through the completion of the employment term) of medical and dental continuation.

If the severance payments and vesting described above would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to the executive under Section 4999 of the Code, such payments and vesting would be reduced to the extent necessary to avoid the imposition of any excise tax or loss in tax deduction.

Additionally, in accordance with the A&R 2017 Plan and the terms of Ms. Spofford’s PSU award agreements: (A) in the event of a “change in control” within 12 months of the grant date, and either (i) her outstanding equity awards were not assumed or substituted for equivalent awards, or (ii) her outstanding equity awards were assumed or substituted for equivalent awards and, within 12 months following such “change in control,” if Ms. Spofford’s employment was terminated by the Company without “cause” (other than due to death or disability) or by Ms. Spofford for “good reason,” then all outstanding PSUs would convert to RSUs assuming target performance criteria have been achieved and based on the closing price of the Company’s stock on the date of the “change in control”; and (B) in the event of a “change in control” after 12 months of the grant date, and either (i) her outstanding equity awards are not assumed or substituted for equivalent awards, or (ii) her outstanding equity awards are assumed or substituted for equivalent awards and, within 12 months following such “change in control,” if Ms. Spofford’s employment was terminated by the Company without “cause” (other than due to death or disability) or by Ms. Spofford for “good reason,” then all outstanding PSUs for which actual performance criteria have been achieved for completed years would convert to RSUs on the basis of such actual performance results and based on the closing price of the Company’s stock on the date of the “change in control.”

Additionally, in accordance with the A&R 2017 Plan and the terms of Ms. Spofford’s RSU award agreements, in the event of a “change in control” and either (i) her outstanding equity awards were not assumed or substituted for equivalent awards, or (ii) her outstanding equity awards were assumed or substituted for equivalent awards and, within 12 months following such “change in control,” Ms. Spofford’s employment was terminated by the Company without “cause” (other than due to death or disability) or by Ms. Spofford for “good reason,” then the unvested portion of her outstanding equity awards would accelerate and vest in full.

Other NEOs

Termination without “Cause” and/or “Good Reason” Resignation: The offer letters for our other named executive officers provide that, upon a termination of employment by the Company without “cause” or a resignation by the executive for “good reason,” then upon the execution of an irrevocable release of claims and continued compliance with the terms of the restrictive covenants set forth in the executive’s offer letter, the executive would be entitled to:

•	payment of any accrued benefits including accrued base salary and benefits;

•	any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated;

•	base salary continuation for a period of 12 months following the date of termination; and

•

medical and dental coverage continuation for 12 months following the date of termination with the costs of the premiums shared in the same proportion as before the termination of his employment (unless such coverage is otherwise obtained through a new employer).

If the severance payments and vesting described above would be a “parachute payment” resulting in a lost tax deduction for the Company under Section 280G of the Code and excise tax to the executive under Section 4999 of the Code, such payments and vesting would be reduced to the extent necessary to avoid the imposition of any excise tax or loss in tax deduction.

Additionally, in accordance with the A&R 2017 Plan and the terms of each executive’s PSU award agreements, (A) in the event of a “change in control” within 12 months of the grant date, and either (i) the executive’s outstanding equity awards are not assumed or substituted for equivalent awards, or (ii) the executive’s outstanding equity awards are assumed or substituted for equivalent awards and, within 12 months following such “change in control,” if the executive’s employment is terminated by the Company without “cause” (other than due to death or disability) or by the executive for “good reason,” then all outstanding PSUs convert to RSUs assuming target performance criteria have been achieved and based on the closing price of the Company’s stock on the date of the “change in control”; and (B) in the event of a “change in control” after 12 months of the grant date, and either (i) the executive’s outstanding equity awards are not assumed or substituted for equivalent awards, or (ii) the executive’s outstanding equity awards are assumed or substituted for equivalent awards and, within 12 months following such “change in control,” if the executive’s employment is terminated by the Company without “cause” (other than due to death or disability) or by the executive for “good reason,” then all outstanding PSUs for which actual performance criteria have been achieved for completed years shall convert to RSUs on the basis of such actual performance results and based on the closing price of the Company’s stock on the date of the “change in control.”

Additionally, in accordance with the A&R 2017 Plan and the terms of each executive’s RSU award agreements, in the event of a “change in control” and either (i) the executive’s outstanding equity awards are not assumed or substituted for equivalent awards, or (ii) the executive’s outstanding equity awards are assumed or substituted for equivalent awards and, within 12 months following such “change in control,” if the executive’s employment is terminated by the Company without “cause” (other than due to death or disability) or by the executive for “good reason,” then the unvested portion of his outstanding equity awards will accelerate and vest in full.

Termination without “Good Reason” and/or Death/Disability: Each executive’s offer provides that, upon termination of employment due to death or disability or resignation without “good reason,” the executive will be entitled to accrued base salary, any unpaid annual bonus earned but not yet paid for the fiscal year preceding the fiscal year in which employment was terminated and benefits through the date of termination.

All other terminations of employment: Each executive’s offer letter provides that, upon any other termination of employment, the executive will be entitled only to accrued base salary and benefits through the date of termination.

Definitions of “Cause” and “Good Reason” and “Change in Control”

The Coyne Employment Agreement defines “cause” generally as such executive’s (i) willful breach of the restrictive covenants in her employment agreement; (ii) willful failure to follow a lawful directive of the board; (iii) willful misconduct or gross negligence in the performance or nonperformance of any of her duties or responsibilities; (iv) dishonesty or fraud with respect to the business or affairs of the Company or its affiliates; (v) conviction of or plea of no contest to any misdemeanor involving theft, fraud, dishonesty, or act of moral turpitude or any felony that in either case results, or would reasonably be expected to result, in material harm to the business or reputation of the Company; (vi) violation of any material, written J.Jill Company policy; or (vii) use of alcohol or drugs in a manner that materially interferes with the performance of performance of the executive’s duties.

The other named executive officers’ offer letters define “cause” generally as such executive’s (i) breach of any material provisions of the employment agreement or offer letter; (ii) failure to follow a lawful directive of the executive’s reporting officer; (iii) negligence in the performance or nonperformance of any of the executive’s duties or responsibilities; (iv) dishonesty, fraud, or willful misconduct with respect to our business or affairs; (v) conviction of or plea of no contest to any misdemeanor involving theft, fraud, dishonesty, or act of moral turpitude or to any felony; or (vi) use of alcohol or drugs in a manner that materially interferes with the performance of the executive’s duties.

The Coyne Employment Agreement defines “good reason” generally as: (i) a material diminution in executive’s duties or responsibilities; (ii) (A) executive shall not be the senior most executive officer of Company, (B) executive shall not report directly to the Board or (C) the Company’s removal of Executive from or failure to reappoint Executive to the Board; (iii) a reduction in executive’s title below the title of Chief Executive Officer; (iv) a material reduction in executive’s base salary, target annual bonus and annual grant other than an across the board reduction to base salaries, bonuses or equity grants for all senior executives of the Company of no more than 20%; (v) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform the employment agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (vi) the relocation of executive’s principal work location outside of the Quincy, Massachusetts, area without executive’s consent; or (vii) any other material breach of the employment agreement by the Company.

The other named executive officers’ offer letters define “good reason” generally as (i) a reduction in such executive’s title below the level of Executive Vice President or Senior Vice President, as applicable; (ii) a material reduction in the executive’s base salary; or (iii) a relocation of their principal work location outside of the Quincy, Massachusetts area.

A “change in control,” as defined in the A&R 2017 Plan and the employment and equity arrangements, generally means (i) the acquisition by any person of beneficial ownership of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, but excluding acquisitions by the Company, TI IV and its permitted transferees or any of their respective affiliates or by any employee benefit plan sponsored by the Company or any of its affiliates, (ii) a change in the composition of our Board of Directors such that members of our Board of Directors during any consecutive 12-month period cease to constitute a majority of our Board of Directors, (iii) the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company, or (iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company, unless immediately following such transaction.

Estimated Payments Upon Termination of Employment or Change in Control

The description below shows the severance payments and benefits that each named executive officer (other than Ms. Spofford) would, if applicable, have received had his or her employment been terminated by us without “cause” or pursuant to a resignation with “good reason,” whether prior to or following a “change in control.” The amounts are calculated as if the date of termination and, as applicable, the “change in control,” occurred on January 31, 2026. Ms. Spofford’s actual benefits payable in connection with her retirement are quantified separately below.

Mary Ellen Coyne

Element of Pay	Termination For Cause or Resignation Without Good Reason(2)	Termination Without Cause or Resignation With Good Reason	Death or Disability	Change-In- Control(1)
Severance	$0	$1,000,000	$0	$2,000,000
Cash Bonus	$0	$1,000,000	$1,000,000	$1,000,000
RSUs	$0	$650,956	$0	$863,996
PSUs	$0	$0	$0	$471,274
Health Benefits Payment	$0	$20,746	$0	$41,492

Total	$0	$2,671,702	$1,000,000	$4,376,762

Mark Webb

Element of Pay	Termination For Cause or Resignation Without Good Reason(3)	Termination Without Cause or Resignation With Good Reason	Death or Disability	Change-In- Control(1)
Severance	$0	$760,000	$0	$760,000
Cash Bonus	$0	$570,000	$570,000	$570,000
RSUs Retention Award	$0	$448,085	$448,085	$448,085
RSUs	$0	$0	$0	$592,285
PSUs	$0	$0	$0	$847,173
Health Benefits Payment	$0	$28,393	$0	$28,393

Total	$0	$1,806,478	$1,018,085	$3,245,936

Elliot Staples

Element of Pay	Termination For Cause or Resignation Without Good Reason(3)	Termination Without Cause or Resignation With Good Reason	Death or Disability	Change-In- Control(1)
Severance	$0	$552,200	$0	$552,200
Cash Bonus	$0	$276,100	$276,100	$276,100
Cash Retention Award	$0	$536,100	$536,100	$536,100
RSUs	$0	$0	$0	$191,117
PSUs	$0	$0	$0	$269,236
Health Benefits Payment	$0	$20,361	$0	$20,361

Total	$0	$1,384,761	$812,200	$1,845,114

(1)

Change-in-Control value assumes the acquirer or successor company in such Change-in-Control has not provided for the substitution, assumption, exchange or other continuation. Adjusted EBITDA PSUs for completed performance years 2024 and 2025 reflect actual performance and all unearned Adjusted EBITDA PSUs are cancelled. TSR PSUs assume 100% performance. Actual TSR performance would be calculated as of the closing date of the Change-in-Control based on the applicable deal price in connection with such Change-in-Control.

(2)

In the event of Ms. Coyne’s termination for Cause or resignation without Good Reason, Ms. Coyne is not eligible to receive a cash bonus for the year in which her employment with the Company was terminated. Ms. Coyne is only eligible to receive her unpaid cash bonus for the preceding fiscal year in the event she is employed through the payment date of such cash bonus, which will be paid within 75 days of the fiscal year-end.

(3)

Mr. Webb and Mr. Staples are only entitled to their cash bonus if they resign without Good Reason. They are not entitled to their cash bonus if they are terminated for Cause. The cash bonus for each of Mr. Webb and Mr. Staples, respectively, are as follows: $570,000 and $276,100.

Claire Spofford

Ms. Spofford was paid $38,462 for accrued but unpaid vacation upon her retirement. In Fiscal Year 2025 after the date of Ms. Spofford’s retirement, the Company updated its vacation policy to provide for flexible unlimited vacation policy for executives without the need for accruals.

Pay versus
Performance
The following table sets out information regarding Fiscal Years 2023, 2024 and 2025 in satisfaction of Item 402(v) of Regulation
S-K,
which requires disclosure regarding executive “Compensation Actually Paid” or “CAP” (as calculated in accordance with SEC rules) and certain Company performance.

Year	Summary Compensation Table Total for PEO 1 (Mary Ellen Coyne) (1)	Compensation Actually Paid to PEO 1 (Mary Ellen Coyne) (2)	Summary Compensation Table Total for PEO 2 (Claire Spofford) (1)	Compensation Actually Paid to PEO 2 (Claire Spofford) (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Total Shareholder Return (5)	Net Income ($) (6)
2025	$6,631,220	$6,592,933	$329,818	($2,585,039)	$1,305,241	($205)	$61.94	$27,900
2024	$0	$0	$4,294,706	$4,789,801	$2,076,523	$2,083,232	$106.27	$39,483
2023	$0	$0	$3,152,382	$2,797,754	$1,067,991	$533,154	$92.01	$36,201

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for our Principal Executive Officer (“PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table, which for 2023 and 2024 includes former PEO Claire
Spofford
(PEO 2), and for 2025, includes our current PEO Mary Ellen Coyne (PEO 1) and former PEO Claire Spofford (PEO 2).

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to our PEO for the applicable fiscal year, as computed in accordance with Item 402(v) of Regulation
S-K,
which for 2023 and 2024 includes former PEO Claire Spofford, and for 2025, includes our current PEO Mary Ellen Coyne and former PEO Claire Spofford. The dollar amounts do not reflect the actual amount of compensation earned by or paid to such executives during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the total compensation for each year to determine the compensation actually paid:

Fiscal Year	Mary Ellen Coyne 2025
SCT Total	$6,631,220
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($2,966,077)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$2,927,790
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$0
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0
Compensation Actually Paid	$6,592,933

Fiscal Year	Claire Spofford 2025
SCT Total	$329,818
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($6,934)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$0
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$0
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($415,478)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($2,492,445)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0
Compensation Actually Paid	($2,585,039)

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s non-PEO
named executive officers
(“Non-PEO
NEOs”) as a group in the “Total” column of the Summary Compensation Table in each applicable year. For purposes of calculating the average amounts in each applicable year, the names of each of the
Non-PEO
NEOs include are as follows – 2025: Mark Webb and Elliot Staples, 2024: Mark Webb, Maria Martinez, Elliot Staples, and Shelley Liebsch & 2023: Mark Webb and Kyle Polischuk.

(4) The dollar amounts reported in this
column
represent the average amount of “compensation actually paid” to the
Non-PEO
NEOs as a group in the applicable year as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the
Non-PEO
NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation for the
Non-PEO
NEOs as a group for each year to determine the compensation actually paid, using the same methodology described in Note 2 above:

Fiscal Year	Non-PEO NEOs
2025
SCT Total	$1,305,241
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($333,329)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$292,715
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($875,319)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($389,513)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0
Compensation Actually Paid	($205)

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	Dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Relationship
Between
Pay and
Performance
The charts below illustrate the relationship between the executive “Compensation Actually Paid” and the Company’s absolute TSR and the
executive “Compensation Actually Paid” and the Company’s net income in satisfaction of Item 402(v) of Regulation
S-K.

J Jill CAP vs TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 1/28/2023
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
-$1.00
-$2.00
-$3.00
$140.00
$130.00
$120.00
$110.00
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$2,797,754
$533,154
$104.41
$92.01
$4,789,801
$2,083,232
$120.81
$106.27
$6,592,933
($2,585,039)
$131.21
$61.94
($205)
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Claire Spofford
PEO CAP ($M) - Mary Ellen Coyne
Avg NEO CAP ($M)
JILL TSR
S&P Retail Select Industry Index TSR

J Jill CAP vs Net Income
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
-$1.00
-$2.00
-$3.00
Compensation Actually Paid ($M)
$42,000
$40,000
$38,000
$36,000
$34,000
$32,000
$30,000
$28,000
$26,000
Net Income ($ in thousands)
$2,797,754
$36,201
$533,154
$4,789,801
$39,483
$2,083,232
$6,592,933
($205)
$27,900
($2,585,039)
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Claire Spofford
PEO CAP ($M) - Mary Ellen Coyne
Avg NEO CAP ($M)
Net Income ($ in thousands)

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, including our Audit Committee, has selected Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 30, 2027, and recommends that our stockholders vote to ratify this appointment. If our stockholders ratify this appointment, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If our stockholders do not ratify this appointment, our Audit Committee may reconsider, but might not change, its appointment.

Grant Thornton has audited our financial statements since Fiscal Year 2021. Representatives of Grant Thornton are expected to be virtually present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Summary of Fees

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories—audit, audit-related, tax services or, to the extent permitted by law, other services-that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories. During the fiscal year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best-positioned to provide the most cost-effective and efficient service and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

The following table summarizes the aggregate fees billed for professional services rendered by Grant Thornton to us for Fiscal Year 2024 and Fiscal Year 2025. A description of these various fees and services follows the table.

Name	Fiscal 2024	Fiscal 2025
Audit Fees	$1,171,290	$1,155,537
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,171,290	$1,155,537

Audit Fees

The aggregate fees billed to us by Grant Thornton in Fiscal Years 2024 and 2025 reflected as audit fees above consist of fees billed related to the audit of our annual consolidated financial statements included in our annual report on Form 10-K, the review of our quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, and for comfort letter and consent procedures.

Vote Required

Based on this evaluation, our Board of Directors is requesting that our stockholders ratify Grant Thornton’s appointment for the 2026 fiscal year. Approval of the proposal to ratify Grant Thornton’s appointment requires the affirmative vote of a majority of the voting power of shares of stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted for purposes of determining the number of shares present or represented at the virtual Annual Meeting and, accordingly will have the same effect as an AGAINST vote on this proposal.

We are not required to seek ratification from stockholders of our selection of independent auditor but are doing so as a matter of good governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 30, 2027.

AUDIT COMMITTEE REPORT

Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for Fiscal Year 2025, (2) discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 61, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and (3) received the written disclosures and the letter from Grant Thornton concerning applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for Fiscal Year 2025, which is filed with the SEC.

Our Board of Directors has determined that Michael Eck, Courtnee Chun, Shelley Milano and Michael Rahamim are independent within the meaning of the NYSE listing rules and meet the additional requirements for independence for Audit Committee members imposed by Rule 10A-3 under the Exchange Act (collectively, the “Audit Committee Independence Requirements”). As a result, our Audit Committee is composed entirely of directors who are independent within the meaning of the NYSE listing rules and meet the Audit Committee Independence Requirements. Our Board of Directors has determined that Mr. Eck qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is available under Governance Documents in the Corporate Governance section of our Investor Relations website at https://investors.jjill.com/.

Grant Thornton is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not our employees, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist our Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements with management. In giving the Audit Committee’s recommendation to our Board of Directors, it has relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm, Grant Thornton, included in its report on our consolidated financial statements.

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Michael Eck

Courtnee Chun

Shelley Milano

Michael Rahamim

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 6, 2026 unless otherwise noted below for the following:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage of ownership is based on 14,906,245 shares of common stock outstanding as of April 6, 2026.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Unless otherwise indicated, the address of each person or entity named in the table below is c/o J.Jill, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169.

5% Stockholders	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Entities affiliated with TowerBrook(1)	7,338,933	49.2%
Royce & Associates LP(2)	1,204,103	8.1%
Paradigm Capital Management Inc.(3)	921,300	6.2%
Named Executive Officers and Directors
Mary Ellen Coyne	55,349	*
Claire Spofford	—	*
Mark Webb	111,536	*
Elliot Staples	14,309	*
Michael Rahamim	378,760	2.5%
Michael Eck	35,607	*
Courtnee Chun	6,380	*
Shelley Milano	18,395	*
Jyothi Rao	20,015	*
Michael Recht	—	*
Andrew Rolfe	19,343	*
All directors and executive officers as a group	659,694	4.4%

*	Represents beneficial ownership of less than 1% of shares outstanding.

(1)

The shares of common stock are held directly by TI IV JJill Holdings, LP. The general partner of TI IV JJill Holdings, LP is TI IV JJ GP, LLC. The sole member of TI IV JJ GP, LLC is TowerBrook Investors IV (Onshore), L.P. The general partner of TowerBrook Investors IV (Onshore), L.P. is TowerBrook Investors GP IV, L.P., and its ultimate general partner is TowerBrook Investors, Ltd. The natural persons that have voting or investment power over shares of common stock beneficially owned by TowerBrook Investors GP IV, L.P. and TowerBrook Investors, Ltd. are Neal Moszkowski, Jonathan Bilzin and Karim Saddi. The address of each of the entities and natural persons identified in this footnote is c/o TowerBrook Capital Partners L.P., 65 East 55th Street, 19th Floor, New York, New York 10022.

(2)	The business address for Royce & Associates LP is One Madison Avenue, New York, NY 10010.

(3)	The business address for Paradigm Capital Management Inc. is 410 Park Avenue, Suite 1620, New York, NY 10022.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year, all of our executive officers, directors, and to our knowledge, 10% stockholders complied with the filing requirements of Section 16(a) of the Exchange Act, except that each of James Guido, Elliot Staples and Shelley Liebsch’s Form 4s filed on April 2, 2025 and April 15, 2025, Claire Spofford’s Form 4s filed on February 19, 2025, April 2, 2025 and April 15, 2025, Mark Webb’s Form 4s filed on April 2, 2025, April 15, 2025 and July 16, 2025, Maria Martinez’s Form 4 filed on April 15, 2025 and Courtney O’Connor’s Form 4 filed on September 18, 2025 were filed late due to administrative error.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since beginning of Fiscal Year 2025, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the sections entitled “Executive Compensation” and “Director Compensation.”

Indemnification arrangements for our named executive officers and directors are described below under “Indemnification Agreements.”

Policies and Procedures for Related Party Transactions

We have adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for the implementation and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Compensation Committee.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the policy, only our Audit Committee will be permitted to approve those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to our Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that our Audit Committee will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Stockholders Agreement

In connection with our IPO, on March 14, 2017 we entered into a Stockholders Agreement with TI IV, which, as further described below, contains certain rights for TI IV.

Consent Rights

For so long as TI IV beneficially owns at least 50% of our common stock, TI IV will have prior approval rights over the following transactions:

•	Any increase or decrease in the size of our Board of Directors;

•

Any incurrence of indebtedness (other than (i) debt existing as of the date of the Stockholders Agreement or refinancing thereof, (ii) capital leases approved by our Board of Directors and (iii) intercompany debt) in excess of $10.0 million;

•

Any authorization, creation (by way of reclassification, merger, consolidation or otherwise) or issuance of equity securities (including preferred stock) other than issuances (i) pursuant to an equity compensation plan, (ii) by a subsidiary to us or another wholly owned subsidiary or (iii) upon conversion of convertible securities or exercise of options or warrants outstanding as of the date of the Stockholders Agreement or issued in compliance with the Stockholders Agreement;

•

Any redemption or repurchase of our equity securities, other than (i) from any director, officer, independent contractor or employee in connection with the termination of the employment or services of such director, officer or employee as contemplated by the applicable equity compensation plan or award agreement or (ii) pursuant to an offer made pro rata to all stockholders party to the Stockholders’ Agreement;

•	Any material acquisition of the assets or equity interests of any other entity in any single transaction or series of related transactions;

•	Any fundamental changes to the nature of our business that involve the entry into any new line of business;

•	The adoption, approval or issuance of any “poison pill,” stockholder or similar rights plan by us or our subsidiaries or any amendment of such plan;

•	Any amendment, restatement or modification of our certificate of incorporation, as amended, or by-laws;

•

Any payment or declaration of any dividend or other distribution on any of our equity securities or entering into a recapitalization transaction the primary purpose of which is to pay a dividend, other than dividends required to be made pursuant to the terms of any outstanding preferred stock;

•	Appointment or removal of the chairperson of our Board of Directors or any officer of the Corporation that would be subject to Section 16 of the Exchange Act;

•	The consummation of a change of control or entry into any contract or agreement the effect of which would be a change of control; and

•

Our or any of our subsidiaries’ entry into any voluntary liquidation, dissolution or commencement of bankruptcy or insolvency proceedings, the adoption of a plan with respect to any of the foregoing or the decision not to oppose any similar proceeding commenced by a third party.

The effect of the Stockholders Agreement will be that TI IV may maintain control over our significant corporate transactions.

Composition of our Board of Directors

The Stockholders Agreement also provides TI IV with certain rights with respect to the designation of directors to serve on our Board of Directors. As set forth in the Stockholder’s Agreement, for so long as TI IV beneficially owns at least 50% of our common stock, it is entitled to designate for nomination a majority of our Board of Directors. When TI IV beneficially owns less than 50% of our common stock but owns at least 10% of our common stock, TI IV is entitled to designate for nomination a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person. When TI IV owns less than 10% of our common stock but owns at least 5% of our common stock, TI IV is entitled to designate for nomination the greater of (i) a number of directors in proportion to its ownership of our common stock, rounded up to the nearest whole person, and (ii) one director.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement on March 14, 2017 that provides TI IV an unlimited number of “demand” registrations and customary “piggyback” registration rights, and provides certain members of our management with customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act of 1933, as amended.

Services Agreement

We are party to a services agreement with TowerBrook, pursuant to which TowerBrook has performed and will perform management support advisory services, planning and finance services for us. Under the services agreement, we agreed to pay and reimburse reasonable out of pocket expenses to TowerBrook for conducting these advisory services. In Fiscal Year 2025, we reimbursed TowerBrook $34,369 in relation to these services.

Indemnification Agreements

We have entered into customary indemnification agreements with our executive officers and directors that provide, in general, that we will provide them with customary indemnification in connection with their service to us or on our behalf.

These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2027 Annual Meeting of Stockholders must be received at our principal executive offices no later than December 11, 2026 unless the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or after June 3, 2027 in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2027 Annual Meeting of Stockholders, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 3, 2027 and March 5, 2027 for the 2027 Annual Meeting of Stockholders. In the event that the 2027 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 3, 2027, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2027 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2027 Annual Meeting of Stockholders and (2) the 10th day following the day on which we notify stockholders of the date of the 2027 Annual Meeting of Stockholders, either by mail or other public disclosure.

In addition to satisfying the foregoing requirements under our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company and its principal executive offices no later than April 5, 2027. However, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2026 annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

All proposals should be sent to our principal executive offices at J.Jill, Inc., Attn: Secretary and General Counsel, 4 Batterymarch Park, Quincy, Massachusetts 02169.

We advise you to review our by-laws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent by-law provisions are available on request to the Secretary and General Counsel at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or Proxy Statement either now or in the future, please contact our Secretary and General Counsel by mailing a request to Attn: Secretary and General Counsel, 4 Batterymarch Park, Quincy, Massachusetts 02169 or call (203) 682-8200. Upon written or oral request to the Secretary and General Counsel, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple

Notices of Internet Availability or multiple copies of proxy statements may request to receive a single Notice of Internet Availability or a single copy of proxy statements in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for Fiscal Year 2025 as filed with the SEC is accessible free of charge on our Investor Relations website at https://investors.jjill.com/ under Financial Information-SEC Filings. The Annual Report on Form 10-K contains our audited consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss), of members’ equity and of cash flows as of January 31, 2026 and February 1, 2025, and the results of their operations and cash flows for the years ended January 31, 2026, February 1, 2025 and February 3, 2024. You can request a copy of our Annual Report on Form 10-K free of charge by sending a written request to J.Jill, Inc., Attn: Secretary and General Counsel, 4 Batterymarch Park, Quincy, Massachusetts 02169. Please include your contact information with the request.

OTHER MATTERS

Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated: April 10, 2026

ANNUAL MEETING OF STOCKHOLDERS OF J.JILL, INC. June 3, 2026 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and Annual Report on Form 10-K are available at www.astproxyportal.com/ast/JJill Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000000100 8 060326 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR THE NOMINEES” IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect two directors. O Michael Rahamim O Mary Ellen Coyne FOR THE NOMINEES WITHHOLD AUTHORITY FOR THE NOMINEES NOMINEES: INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR ALL EXCEPT (See instructions below) To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending January 30, 2027. Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends that you vote “FOR THE NOMINEES” in Proposal 1 and “FOR” Proposal 2. The shares represented by this proxy will be voted as specified herein, or if no choice is specified, such shares will be voted “FOR THE NOMINEES” in Proposal 1 and “FOR” Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the virtual Annual Meeting and any postponements or adjournments thereof. If you vote your proxy by Internet, you do NOT need to mail back your proxy card. Your Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF J.JILL, INC. June 3, 2026, at 8:30 AM Eastern Time PROXY VOTING INSTRUCTIONS INTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://edge.media-server.com/mmc/p/fcm59jfz (password: jjill2026) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and Annual Report on Form 10-K are available at www.astproxyportal.com/ast/JJill Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20230000000000000100 8 060326 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR THE NOMINEES” IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE To elect two directors. Michael Rahamim Mary Ellen Coyne FOR THE NOMINEES WITHHOLD AUTHORITY FOR THE NOMINEES NOMINEES: FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending January 30, 2027. Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends that you vote “FOR THE NOMINEES” in Proposal 1 and “FOR” Proposal 2. The shares represented by this proxy will be voted as specified herein, or if no choice is specified, such shares will be voted “FOR THE NOMINEES” in Proposal 1 and “FOR” Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the virtual Annual Meeting and any postponements or adjournments thereof. If you vote your proxy by Internet, you do NOT need to mail back your proxy card. Your Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

J.JILL, INC. ANNUAL MEETING OF STOCKHOLDERS – JUNE 3, 2026 This proxy is solicited by the Board of Directors for use at the J.Jill, Inc. virtual Annual Meeting of Stockholders on June 3, 2026, or any postponement(s) or adjournment(s) thereof. The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 10, 2026, receipt of which is acknowledged hereby, does hereby appoint Michael Rahamim and Kathleen Stevens, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution and revocation, for and in the name of the undersigned, to vote and act at the J.Jill, Inc. virtual Annual Meeting of Stockholders and at any postponement(s) or adjournment(s) thereof, with respect to all of the shares of common stock of the undersigned, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all of the powers which the undersigned would possess if personally present and acting as set forth on the reverse. The Annual Meeting will be held on Wednesday, June 3, 2026, at 8:30 AM Eastern Time via live webcast at https://edge.media-server.com/mmc/p/fcm59jfz (password: jjill2026). While you will not be able to attend the meeting at a physical location, as a stockholder of J.Jill, Inc., you will be able to attend the meeting online, vote your shares electronically and submit questions during the Annual Meeting. For more information on how to participate in the Annual Meeting, please see Notice of Annual Meeting of Stockholders. The shares represented by this proxy will be voted in the manner directed on the reverse side, or if no choice is specified, such shares will be voted “FOR” the director nominees in Proposal 1, and “FOR” Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the virtual Annual Meeting and any postponements or adjournments thereof. (Continued and to be signed on the reverse side.) 1.1 14475